Exhibit 10.4

COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT AGREEMENT (this “Agreement”) dated as of June 11, 2013, among Greg Bloom, as collateral agent (the “Collateral Agent”), the parties identified on the signature pages hereto, as lenders (each, individually, a “Lender” and collectively, the “Lenders”), and Rackwise, Inc., a Nevada corporation, as borrower (the “Borrower”).

WHEREAS, the Lenders have made, are making and will be making loans to Borrower to be secured by certain Collateral (as defined in the Security Agreement); and

WHEREAS, it is desirable to provide for the orderly administration of such Collateral by requiring each Lender to appoint the Collateral Agent, and the Collateral Agent has agreed to accept such appointment and to administer such Collateral, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.           Collateral.

(a)          Contemporaneously with the execution and delivery of this Agreement, (i) the Lenders and the Borrower have entered into a Security Agreement (the “Security Agreement”) regarding the grant of a security interest in the Collateral, and (i) the Lenders and Visual Network Design, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (“VNDI”), have entered into a Guaranty (the “Guaranty”) pursuant to which VNDI agreed to jointly and severally guaranty all of the Borrower’s obligations under and with respect to the Transaction Documents (as defined in the Security Agreement). Collectively, this Agreement, the Security Agreement, the Guaranty and other agreements referred to therein are referred to herein as “Borrower Documents.”

(b)          The Collateral Agent hereby acknowledges that the Borrowers have granted such security interest in the Collateral to the Lender and that the Lenders are hereby appointing the Collateral Agent to administer the Collateral for the benefit of the Lenders in accordance with this Agreement. No reference to the Borrower Documents or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

(c)          The Collateral Agent is to distribute in accordance with the Borrower Documents any proceeds received from the Collateral which are distributable to the Lenders in proportion to their respective interests.

2.           Appointment of the Collateral Agent.

(a)          The Lenders hereby appoint the Collateral Agent (and the Collateral Agent hereby accepts such appointment) to take any action the Collateral Agent deems appropriate in consultation with the Majority in Interests, including, without limitation, the registration of any Collateral in the name of the Collateral Agent or its nominees prior to or during the continuance of an Event of Default (as defined in the Borrower Documents), the exercise of voting rights upon the occurrence and during the continuance of an Event of Default, the application of any cash Collateral received by the Collateral Agent to the payment of the Obligations, the making of any demand under the Borrower Documents, the exercise of any remedies given to the Collateral Agent pursuant to the Borrower Documents and the exercise of any authority pursuant to the appointment of the Collateral Agent as an attorney-in-fact pursuant to the Security Agreement that the Collateral Agent deems necessary or proper for the administration of the Collateral pursuant to the Security Agreement. Upon disposition of the Collateral in accordance with the Borrower Documents, the Collateral Agent shall promptly distribute any cash or Collateral in accordance with the Security Agreement. The Collateral Agent will not be required to act hereunder in connection with debt which was not disclosed in writing to the Collateral Agent nor will the Collateral Agent be required to act on behalf of any assignee of any debt without the written consent of Collateral Agent, which shall not be unreasonably withheld, conditioned or delayed.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY BORROWER DOCUMENT TO THE CONTRARY, THE COLLATERAL AGENT SHALL NOT BE REQUIRED TO PERFORM ANY ACTION (INCLUDING ANY OMISSION) WHICH COLLATERAL AGENT DEEMS UNNECESSARY OR INADVISABLE, IN ITS SOLE DISCRETION, FOR THE PROTECTION OF THE COLLATERAL. LENDER EXPRESSLY AGREES THAT THE COLLATERAL AGENT SHALL NOT BE REQUIRED TO PERFORM ANY FUNCTION UNDER ANY BORROWER DOCUMENT OR, IN ANY WAY, TO MONITOR, VERIFY, NOTIFY, INSTRUCT, CONTROL, ENFORCE, DEMAND PAYMENT, RECEIVE, COLLECT, EXERCISE, SETTLE, DISCHARGE, PREPARE, FILE, OR TAKE ANY OTHER ACTION WITH RESPECT TO THE COLLATERAL, PROVIDED, HOWEVER, THAT, SUBJECT TO THE TERMS AND CONDITIONS HEREIN CONTAINED, THE COLLATERAL AGENT SHALL FOLLOW THE WRITTEN INSTRUCTION OF THE MAJORITY IN INTEREST (AS DEFINED BELOW), AND ONLY UPON RECEIPT OF SUCH WRITTEN INSTRUCTION, IF THE COLLATERAL AGENT DEEMS SUCH WRITTEN INSTRUCTION NECESSARY OR ADVISABLE FOR THE PROTECTION THEREOF. COLLATERAL AGENT SHALL NOT BE LIABLE FOR ANY ACTION OR OMISSION ABSENT FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(b)          The Lenders agree that in the event that the Collateral Agent is unable to perform or does not perform any of its duties or actions under this Agreement, Majority in Interest shall act as the Collateral Agent, or appoint a designee to act as the Collateral Agent, on behalf of the Lenders for the purposes of carrying out such duties or actions.

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3.           Action by the Majority in Interest.

(a)          Certain Actions. Each of the Lenders covenants and agrees that only a Lender or Lenders then holding in excess of fifty percent (50%) of the then aggregate unpaid principal amount evidenced by the Borrower Documents (such majority, a “Majority in Interest”) shall have the right, but not the obligation, to request that the Collateral Agent undertake any actions (it being expressly understood that less than a Majority in Interest hereby expressly waives such rights that they may otherwise have under the Borrower Documents). Upon receipt of written request by the Majority in Interest, the Collateral Agent shall have the right, but not the obligation, to undertake such actions to protect or enforce the Lenders’ rights in the Collateral, including, but not limited to, the following:

(i)          Acceleration. If an Event of Default occurs, after the applicable cure period, if any, a Majority in Interest may, on behalf of all the Lenders, instruct the Collateral Agent to provide to Borrowers notice to cure such default and/or declare the unpaid principal amount outstanding to be due and payable, together with any and all accrued interest thereon and all costs payable;

(ii)         Enforcement. Upon the occurrence of any Event of Default after the applicable cure period, if any, a Majority in Interest may instruct the Collateral Agent to proceed to protect, exercise and enforce, on behalf of all the Lenders, their rights and remedies under the Borrower Documents against Borrowers, and such other rights and remedies as are provided by law or equity; and

(iii)        Waiver of Past Defaults. A Majority in Interest may instruct the Collateral Agent to waive any Event of Default by written notice to Borrowers, and the other Lenders, but not waive damages accrued or accruing until the effective date of such waiver.

(b)          Permitted Subordination and Release. A Majority in Interest may instruct the Collateral Agent to agree to release in whole or in part or to subordinate any Collateral to any claim or other actual or proposed security interest and may enter into any agreement with Borrowers to evidence such subordination.

(c)          Further Actions. A Majority in Interest may instruct the Collateral Agent to take any action that it may take under this Agreement by instructing the Collateral Agent in writing to take such action on behalf of all the Lenders.

4.           Power of Attorney.

(a)          To effectuate the terms and provisions hereof, the Lenders hereby appoint (i) the Collateral Agent as their attorney-in-fact (and the Collateral Agent hereby accepts such appointment), and (ii) with respect to Section 2(b), the Majority in Interests as their attorney-in-fact (and Majority In Interest hereby accepts such appointment, if applicable), for the purpose of carrying out the provisions of this Agreement including, without limitation, taking any action on behalf of, or at the instruction of, the Majority in Interest (or the Lenders as applicable) at the written direction of the Majority in Interest and executing any consent authorized pursuant to this Agreement and taking any action and executing any instrument that the Collateral Agent (or Majority in Interest, as applicable) may deem necessary or advisable (and lawful) to accomplish the purposes hereof.

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(b)          All acts done under the foregoing authorization are hereby ratified and approved and neither the Collateral Agent, Majority in Interest nor any of their designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of fraud, gross negligence or willful misconduct.

(c)          This power of attorney, being coupled with an interest, is irrevocable while this Agreement remains in effect.

5.           Expenses of the Collateral Agent. The Lenders shall pay any and all reasonable costs and expenses incurred by the Collateral Agent, including, without limitation, costs and expenses relating to all waivers, releases, discharges, satisfactions, modifications and amendments of this Agreement, the administration and holding of the Collateral, insurance expenses, and the enforcement, protection and adjudication of the parties' rights hereunder by the Collateral Agent, including, without limitation, the disbursements, reasonable expenses and fees of the attorneys the Collateral Agent may retain.

6.           Duties of the Collateral Agent; Standard of Care.

(a)          The Collateral Agent's only duties are those expressly set forth in this Agreement, and the Collateral Agent hereby is authorized to perform those duties in accordance with commercially reasonable practices. The Collateral Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its officers, employees, attorneys, or agents.

(b)          The Collateral Agent shall act in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances.

(c)          Any funds held by the Collateral Agent hereunder need not be segregated from other funds except to the extent required by law. The Collateral Agent shall be under no liability for interest on any funds received by it hereunder.

7.           Resignation. The Collateral Agent may resign and be discharged of its duties hereunder at any time by giving written notice of such resignation to the other parties hereto, stating the date such resignation is to take effect. Within fifteen (15) days of the giving of such notice, a successor collateral agent shall be appointed by the Majority in Interest; provided, however, that if the Majority in Interest is unable so to appoint a successor within such time period, and notify the Collateral Agent during such period of the identity of the successor collateral agent, the successor collateral agent may be a person designated by the Collateral Agent, and any and all reasonable fees of such successor collateral agent shall be the joint and several obligation of the Lenders. The Collateral Agent shall continue to serve until the effective date of the resignation or until its successor accepts the appointment and receives the Collateral held by the Collateral Agent but shall not be obligated to take any action hereunder. The Collateral Agent may deposit any Collateral with the Supreme Court of the State of New York or the Superior Court of the State of New Jersey or any such other court in the State of New York or the State of New Jersey that accepts such Collateral.

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8.           Exculpation. The Collateral Agent and its officers, employees, attorneys and agents, shall not incur any liability whatsoever for the holding or delivery of documents or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person engaged by the Collateral Agent in connection with this Agreement, unless occasioned by the exculpated person's own fraud or gross negligence or willful misconduct; and subject to the foregoing, each party hereto hereby waives any and all claims and actions whatsoever against the Collateral Agent and its officers, employees, attorneys and agents, arising out of or related directly or indirectly to any or all of the foregoing acts, omissions and circumstances.

9.           Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

10.         Liability of Collateral Agent. None of the Collateral Agent Related Persons (as defined below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Borrower Document or the transactions contemplated hereby (except for its own fraud or gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Agreement or in any Borrower Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Borrower Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Borrower Document, or for any failure of any other party to this Agreement or any Borrower Document to perform its obligations hereunder or thereunder. No Collateral Agent Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Borrower Document, or to inspect the properties, books or records of the Borrower or any of the Borrower’s subsidiaries or affiliates. “Collateral Agent Related Persons” means the Collateral Agent, its shareholders, members, officers, directors, employees, agents and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

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11.         Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any Borrower Document unless it shall first receive such advice or concurrence of the Majority in Interest as it deems appropriate and, if it so requests, it shall first be indemnified jointly and severally to its satisfaction by the Majority in Interest against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any Borrower Document in accordance with a request or consent of the Majority in Interest and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

12.         Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default unless the Collateral Agent shall have received written notice from Majority in Interest, describing such default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent shall take such reasonable action with respect to such Default or Event of Default as may be requested by the Majority in Interest in accordance with this Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

13.         Indemnification. The Lenders shall, jointly and severally, indemnify upon demand the Collateral Agent Related Persons, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Lender shall be liable for the payment to the Collateral Agent of any portion of such Indemnified Liabilities resulting solely from such Person’s fraud, gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Collateral Agent upon demand for any costs or expenses (including reasonable fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Borrower Documents, or any document contemplated by or referred to herein or therein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent. “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the debt evidenced by the Borrower Documents and the termination, resignation or replacement of the Collateral Agent) be imposed on, incurred by or asserted against any Collateral Agent Related Persons, in any way relating to or arising out of this Agreement, any Borrower Document or any document contemplated by or referred to herein or therein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any the Collateral Agent under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or and Borrower Document or the use of the proceeds thereof, whether or not any Collateral Agent is a party thereto. The agreements in this Section will survive the payment of all obligations under the Borrower Documents.

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14.         Other Activities. Collateral Agent may generally engage in any kind of business with the Lender or Borrower any subsidiary or affiliate thereof as if it had not entered into this Agreement. Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) may now or hereafter be engaged in one or more transactions with either the Lender or the Borrower or may act as trustee, agent or representative of either the Lender or the Borrower, or otherwise be engaged in other transactions with such parties. Without limiting the forgoing, Collateral Agent and its affiliates and their officers, directors, employees, and agents (including legal counsel) shall not be responsible to account to the Lender or the Borrower for such other activities.

15.         Miscellaneous.

(a)          Rights and Remedies Not Waived. No act, omission or delay by the Collateral Agent shall constitute a waiver of the Collateral Agent's, the Majority in Interest or Lender’s rights and remedies hereunder or otherwise. No single or partial waiver by the Collateral Agent of any default hereunder or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

(b)          No Attorney/Client Relationship. The parties hereto expressly acknowledge and agree that no attorney/client relationship has been established by virtue of executing this Agreement.

(c)          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws that would result in the application of the substantive laws of another jurisdiction.

(d)          Waiver of Jury Trial and Setoff; Consent to Jurisdiction; Etc.

(i)          In any litigation in any court with respect to, in connection with, or arising out of this Agreement or any instrument or document delivered pursuant to this Agreement, or the validity, protection, interpretation, collection or enforcement hereof or thereof, or any other claim or dispute howsoever arising, between the Collateral Agent and the Lenders or any Lender, then each Lender, to the fullest extent it may legally do so, (A) waives the right to interpose any setoff, recoupment, counterclaim or cross-claim in connection with any such litigation, irrespective of the nature of such setoff, recoupment, counterclaim or cross-claim, unless such setoff, recoupment, counterclaim or cross-claim could not, by reason of any applicable federal or state procedural laws, be interposed, pleaded or alleged in any other action; and (B) WAIVES TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION AND ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH LENDER AGREES THAT THIS SECTION 11(d) IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THE COLLATERAL AGENT WOULD NOT ENTER THIS AGREEMENT IF THIS SECTION 11(d) WERE NOT PART OF THIS AGREEMENT.

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(ii)         Each Lender irrevocably consents to the exclusive jurisdiction of any State or Federal Court located within the County of New York, State of New York, in connection with any action or proceeding arising out of or relating to this Agreement or any document or instrument delivered pursuant to this Agreement or otherwise. In any such litigation, each Lender waives, to the fullest extent it may effectively do so, personal service of any summons, complaint or other process and agree that the service thereof may be made by certified or registered mail directed to such Lender at its address for notice. Each Lender hereby waives, to the fullest extent it may effectively do so, the defenses of forum non conveniens and improper venue.

(e)          Admissibility of this Agreement. Each of the Lenders agrees that any copy of this Agreement signed by it and transmitted by facsimile for delivery to the Collateral Agent shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

(f)          Address for Notices. Any notice or other communication under the provisions of this Agreement shall be given in writing and delivered in person, by reputable overnight courier or delivery service, by facsimile machine (receipt confirmed) with a copy sent by first class mail on the date of transmissions, or by registered or certified mail, return receipt requested, directed to such party’s addresses set forth below (or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein):

In the case of the Collateral Agent, to:

Gregory Bloom

c/o Gregory E. Bloom, P.A.

11720 SW 122 PL.

Miami, FL 33186

Tel: (305) 283-8960

Fax: (305) 373-7668 (must use cover sheet)

In the case of the Lenders, to:

To the address and facsimile number set forth on

the signature pages hereto

In the case of Borrower, to:

To the address and facsimile number set forth on

the signature pages hereto

(g)          Amendments and Modification; Additional Lender. No provision hereof shall be modified, altered, waived or limited except by written instrument expressly referring to this Agreement and to such provision, and executed by the Collateral Agent and the Majority in Interest. Any transferee of any debt evidenced by any Borrower Document who acquires such debt after the date hereof will become a party hereto by signing the signature page and sending an executed copy of this Agreement to the Collateral Agent and receiving a signed acknowledgement from the Collateral Agent.

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(h)          Fee. In addition to any other fees and expenses required to be paid to the Collateral Agent in this Agreement, the Collateral Agent will be paid a non-refundable engagement fee of $2,500 upon the execution hereof. Collateral Agent shall be paid on an hourly basis for any time spent performing any function hereunder. Hourly fees are subject to change. All payments due to the Collateral Agent under this Agreement including reimbursements must be paid when billed.  The Collateral Agent may refuse to act on behalf of or make a distribution to any Lender who is not current in payments to the Collateral Agent. All Lenders shall be jointly and severally liable for the full amount of such payments. The Collateral Agent is hereby authorized to deduct any sums due the Collateral Agent from Collateral in the Collateral Agent's possession.

(i)           Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(j)          Successors and Assigns. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party. No party hereto may transfer any rights under this Agreement, unless the transferee agrees to be bound by, and comply with all of the terms and provisions of this Agreement, as if an original signatory hereto on the date hereof.

(k)          Captions: Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)          Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(m)          Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agent Agreement to be signed, by their respective duly authorized officers or directly, as of the date first written above.

LENDERS:

NAVESINK RACK, LLC

By:	/s/ Alan D. Goddard
Name:	Alan D. Goddard
Title:	Managing Member

Address:
Facsimile:

BLACK DIAMOND FINANCIAL GROUP, LLC

By:	/s/ Patrick Imeson
Name:	Patrick Imeson
Title:	CEO

Address:
Facsimile:

[Signature page to Collateral Agent Agreement]

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BORROWER:

RACKWISE, INC.

By:	/s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer

Address:
Facsimile:

[signature page to Collateral Agent Agreement]

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COLLATERAL AGENT:

/s/ Greg Bloom
Name: Greg Bloom

[signature page to Collateral Agent Agreement]

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